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                                                        Exhibit 5

                   McCausland, Keen & Buckman
                     Radnor Court, Suite 160
                   259 N. Radnor-Chester Road
                   Radnor, Pennsylvania 19087

                         August 12, 2003


Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Airgas, Inc.
     Registration Statement on Form S-8/2003 Employee Stock Purchase Plan

Dear Sir or Madam:

     We have acted as counsel to Airgas, Inc. (the "Company"), a Delaware corporation, in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

     The Registration Statement covers (i) 1,500,000 shares (the "Shares") of the Company's Common Stock which may be issued and sold by the Company under the Company's 2003 Employee Stock Purchase Plan (the "Plan") and (ii) interests in the Plan to be issued to those employees of the Company and its subsidiaries who participate in the Plan (the "Interests"). We have examined the Registration Statement, including the exhibits thereto, the Company's Certificate of Incorporation, as amended, the Company's Bylaws, as amended, the Plan and related minutes of actions taken by the Board of Directors of the Company. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

     Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable, and that the Interests, when issued in accordance with the terms of the Plan, will be validly issued.

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     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                              Sincerely,

                              McCAUSLAND, KEEN & BUCKMAN

                              /S/Nancy D. Weisberg
                              _________________________________
                              Nancy D. Weisberg, Vice President





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